Exhibit 10.2

CANCELLATION AND RELEASE AGREEMENT

This Cancellation and Release Agreement (the “Agreement”) is entered into as of _____, 2024 by and between:

1.	_____________(the “Purchaser”); and

2.	Collab Z Inc., a Nevada corporation (“the Company”).

The Purchaser and the Company may each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS the Parties previously entered into that certain Securities Purchase Agreement dated September __, 2024 (the “SPA”), pursuant to which the Purchaser agreed to purchase, and the Company agreed to issue, up to 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) upon the terms and conditions hereof. (the “Securities”);

WHEREAS the Parties mutually desire to cancel the SPA in its entirety and release each other from any and all obligations, rights, and claims under the SPA;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.	Cancellation of SPA

1.1 Termination: The Parties hereby agree that the SPA is terminated, canceled, and of no further force or effect as of the date of this Agreement (the “Effective Date”).

1.2 No Future Obligations: Except as expressly provided in this Agreement, neither Party shall have any further rights or obligations under the SPA as of the Effective Date.

2.	Release of Claims

2.1 Mutual Release: Each Party, on behalf of itself and its affiliates, successors, and assigns, hereby releases, waives, and forever discharges the other Party, including its officers, directors, employees, affiliates, successors, and assigns, from any and all claims, demands, causes of action, obligations, liabilities, or damages, whether known or unknown, arising out of or related to the SPA.

2.2 No Admissions: The Parties acknowledge that this Agreement does not constitute an admission of liability or wrongdoing by either Party.

3.	Representations and Warranties

Each Party represents and warrants that:

3.1 It has the full power and authority to enter into and perform its obligations under this Agreement;

3.2 This Agreement has been duly authorized, executed, and delivered by such Party and constitutes a valid and binding obligation; and

3.3 It has not assigned or transferred any rights, claims, or obligations under the SPA to any third party.

4.	Miscellaneous

4.1 Entire Agreement: This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings, whether written or oral.

4.2 Governing Law: This agreement shall be construed in accordance with and governed by the laws of the state of New York, without giving effect to the choice of law rules thereof. Each of the parties hereby irrevocably agrees that the courts of the state of New York shall have exclusive jurisdiction in connection with any actions or proceedings arising between the parties under this agreement. Each of the parties hereby irrevocably consents and submits to the jurisdiction of said courts for any such action or proceeding. Each of the parties hereby waives the defense of an inconvenient forum to the maintenance of any such action or proceeding in said courts.

4.3 Amendments: This Agreement may only be amended or modified in writing signed by both Parties.

4.4 Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

4.5 Severability: If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

By:
Name:
Title:
Date:	December __, 2024

Collab Z Inc.

By:
Name:	Qian Wang
Title:	Chairman
Date:	December __, 2024

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